UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2009

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200
Westminster, Colorado		80020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01               Other Events.

On August 10, 2009, Allos Therapeutics, Inc., a Delaware corporation (the “Company”), issued a press release announcing that the Company has received notification from the U.S. Food and Drug Administration that the Oncologic Drugs Advisory Committee will hold a meeting on September 2, 2009, to review the Company’s New Drug Application for pralatrexate for the treatment of patients with relapsed or refractory peripheral T-cell lymphoma.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

99.1

Press Release, dated August 10, 2009, entitled “Allos Therapeutics Announces FDA Advisory Committee to Review Pralatrexate for the Treatment of Patients with Relapsed or Refractory Peripheral T-cell Lymphoma.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    August 10, 2009

ALLOS THERAPEUTICS, INC.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press Release, dated August 10, 2009, entitled “Allos Therapeutics Announces FDA Advisory Committee to Review Pralatrexate for the Treatment of Patients with Relapsed or Refractory Peripheral T-cell Lymphoma.”